UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Ocean Power Technologies, Inc.

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OCEAN POWER TECHNOLOGIES ANNUAL MEETING AND PROXY MATERIAL

Pennington, NJ – September 3, 2009 – Ocean Power Technologies, Inc. (Nasdaq: OPTT and London Stock Exchange AIM: OPT) (“OPT” or “the Company”) has announced that the annual meeting of stockholders of the Company will be held on Friday, October 2, 2009 at 10:00 a.m. Eastern Time, at the Company’s headquarters at 1590 Reed Road, Pennington, New Jersey 08534 USA. At the annual meeting, stockholders will be asked to consider and vote upon (i) the election of seven directors to the Company’s Board; (ii) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010; and (iii) an amendment to the Company’s 2006 Stock Incentive Plan to increase the aggregate number of shares authorized for issuance by 850,000 shares.

Stockholders of record as of the close of business on Wednesday, August 19, 2009 are entitled to notice of, and to vote at, the Company’s annual meeting. The Company has mailed to all stockholders of record as of that date proxy materials, which include Proxy Statement and Annual Report, describing in detail the matters to be considered at the annual meeting. All stockholders (whether record or beneficial holders) may request a copy of the Company’s proxy materials by contacting the Company at info@oceanpowertech.com. In addition, stockholders may access these documents electronically on the Company’s website at www.oceanpowertechnologies.com under the Investor Relations tab. Copies of the proxy materials will also be available for inspection at the offices of the Company’s Nominated Adviser, Nomura Code Securities Limited, 1 Carey Lane, London EC2V 8AE, UK.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations about its future plans and performance, including statements concerning the impact of marketing strategies, new product introductions and innovation, deliveries of product, sales, earnings and margins. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Form 10-K for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

About Ocean Power Technologies

Ocean Power Technologies, Inc. (Nasdaq: OPTT and London Stock Exchange AIM: OPT) is a pioneer in wave-energy technology that harnesses ocean wave resources to generate reliable, clean, and environmentally-beneficial electricity. OPT has a strong track record in harnessing wave energy and participates in a $150 billion annual power generation equipment market. The Company’s proprietary PowerBuoy® system is based on modular, ocean-going buoys that capture and convert predictable wave energy into low-cost, clean electricity. The Company is widely recognized as the leading developer of on-grid and autonomous wave-energy generation with its energy systems benefiting from over a decade of in-ocean experience. OPT’s technology and systems are insured by Lloyds Underwriters of London. OPT is headquartered in Pennington, New Jersey with offices in Warwick, UK. More information can be found at www.oceanpowertechnologies.com.

Contact information:

Ocean Power Technologies, Inc.
Mark R. Draper, Chief Executive Officer	Telephone: +1 609 730 0400

Charles F. Dunleavy, Chief Financial Officer	Telephone: +1 609 730 0400

Nomura Code Securities Limited
Juliet Thompson, Richard Potts	Telephone: +44 20 7776 1200

Media Contact:
Corfin Communications
Neil Thapar, Martin Sutton, Claire Norbury	Telephone: +44 20 7977 0020